Exhibit 23.1
            Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-8 (Nos. 33-87844, 33-88982, 33-88984 and 33-63429)
of Apollo Group, Inc. of our report dated October 19, 1998 appearing in this Form 10-K.



PricewaterhouseCoopers LLP
Phoenix, Arizona
November 6, 1998